Exhibit 99.1

NeoGenomics Reports Fourth Quarter and
Full Year 2023 Results

Fourth Quarter Revenue Increased 12% to $156 million;
Full Year Revenue Increased 16% to $592 million

Fort Myers, Florida, (February 20, 2024) - NeoGenomics, Inc. (Nasdaq: NEO) (the “Company”), a leading provider of oncology testing and global contract research services, today announced fourth quarter and full year 2023 results for the period ended December 31, 2023.

Highlights

•Fourth quarter consolidated revenue increased 12% to $156 million; Full year consolidated revenue increased 16% to $592 million

•Fourth quarter Clinical Services revenue increased 20% to $130 million; Full year Clinical Services revenue increased 18% to $496 million

•Fourth quarter Advanced Diagnostics revenue decreased 17% to $25 million; Full year Advanced Diagnostics revenue increased 6% to $96 million

•Fourth quarter net loss decreased 37% to $14 million; Full year net loss decreased 39% to $88 million

•Fourth quarter Adjusted EBITDA was positive $9 million, an increase of $11 million; Full year Adjusted EBITDA was positive $3 million, an increase of $51 million

“NeoGenomics’ fourth quarter and full year 2023 results show the momentum and strength of our business as we continued to deliver long-term, sustainable growth on our way to becoming the leading oncology laboratory,” said Chris Smith, CEO of NeoGenomics. “We believe 2024 will be an exciting year as we continue to invest in our people and technologies to support consistent revenue growth and profitability, while allowing us to better serve our patients and providers.”
Fourth Quarter Results
Consolidated revenue for the fourth quarter of 2023 was $156 million, an increase of 12% over the same period in 2022. Clinical Services revenue of $130 million was an increase year-over-year of 20%. Clinical test volume(1) increased by 6% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 13% to $441. Advanced Diagnostics revenue decreased by 17% to $25 million compared to the fourth quarter of 2022.
Consolidated gross profit for the fourth quarter of 2023 was $67.6 million, an increase of 18.9% compared to the fourth quarter of 2022. This increase was primarily due to an increase in revenue. Consolidated gross profit margin, including amortization of acquired intangible assets, was 43.5%. Adjusted Gross Profit Margin(2), excluding amortization of acquired intangible assets, was 46.7%.
Operating expenses for the fourth quarter of 2023 were $86 million, an increase of $3 million, or 4%, compared to the fourth quarter of 2022. This increase primarily reflects an increase in professional fees, an increase in payroll and payroll-related costs, including non-cash stock-based compensation expense, and an increase in travel expenses. This increase was partially offset by a decrease in recruiting expenses and a decrease in credit card fees.
Net loss for the quarter was $14 million compared to net loss of $23 million for the fourth quarter of 2022.
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Adjusted EBITDA(2) was positive $9 million compared to negative $1 million in the fourth quarter of 2022. Adjusted Net Income(2) was $4 million compared to Adjusted Net Loss(2) of $7 million in the fourth quarter of 2022.
Cash and cash equivalents and marketable securities totaled $415 million at quarter end.
Full Year Results
Consolidated revenue for 2023 was $592 million, an increase of 16% over 2022. This increase was primarily driven by an increase in test volume, a more favorable test mix in our Clinical Services segment, an increase in average unit price due to strategic reimbursement initiatives, and growth in our Advanced Diagnostics segment, primarily due by increased volume and higher billings across its portfolio. Net loss for 2023 was $88 million compared to net loss of $144 million in 2022. Adjusted EBITDA(2) for 2023 was positive $3 million compared to negative $48 million in 2022. Adjusted net loss(2) for 2023 was $15 million compared to adjusted net loss of $70 million in 2022.
2024 Financial Guidance
The Company also issued 2024 guidance(3) today (in millions).

	FY 2023	FY 2024 Guidance		YOY % Change from FY 2023
	Actual	Low	High	Low	High
Consolidated revenue	$592	$650	$660	10%	12%
Net loss	$(88)	$(72)	$(66)	18%	25%
Adjusted EBITDA	$3	$21	$24	600%	700%
(1) Clinical testing excludes requisitions, tests, revenue and costs of revenue for Advanced Diagnostics.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its fourth quarter and full year 2023 results on Tuesday, February 20, 2024 at 4:30 PM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 822624. The webcast will be archived and available for replay shortly after the conclusion of the call. It may be accessed under the Investor Relations section of our website at ir.neogenomics.com.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Advanced Diagnostics Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and San Diego, California; Research Triangle Park, North Carolina; and Houston, Texas; and a CAP accredited full-service, sample-processing laboratory in
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Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and a pharmaceutical firm in Europe.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Kendra Sweeney
Vice President, Investor Relations and ESG
kendra.sweeney@neogenomics.com
T: +1-239-877-7474
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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$342,488	$263,180
Marketable securities, at fair value	72,715	174,809
Accounts receivable, net	131,227	119,711
Inventories	24,156	24,277
Prepaid assets	17,987	15,237
Other current assets	8,239	8,077
Total current assets	596,812	605,291
Property and equipment (net of accumulated depreciation of $158,211 and $131,930, respectively)	92,012	102,499
Operating lease right-of-use assets	91,769	96,109
Intangible assets, net	373,128	408,260
Goodwill	522,766	522,766
Other assets	4,742	5,109
Total non-current assets	1,084,417	1,134,743
Total assets	$1,681,229	$1,740,034
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$90,694	$83,278
Current portion of equipment financing obligations	—	70
Current portion of operating lease liabilities	5,610	6,584
Total current liabilities	96,304	89,932
Long-term liabilities
Convertible senior notes, net	538,198	535,322
Operating lease liabilities	67,871	68,952
Deferred income tax liabilities, net	24,285	34,750
Other long-term liabilities	13,034	13,055
Total long-term liabilities	643,388	652,079
Total liabilities	739,692	742,011
Stockholders’ equity
Total stockholders’ equity	941,537	998,023
Total liabilities and stockholders’ equity	$1,681,229	$1,740,034
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 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
NET REVENUE
Clinical Services	$130,058	$108,166	$495,636	$418,754
Advanced Diagnostics	25,494	30,539	96,007	90,974
Total net revenue	155,552	138,705	591,643	509,728

COST OF REVENUE	87,964	81,880	347,039	321,832

GROSS PROFIT	67,588	56,825	244,604	187,896
Operating expenses:
General and administrative	59,758	57,855	243,101	243,356
Research and development	7,127	6,675	27,309	30,326
Sales and marketing	18,072	17,142	70,842	67,321
Restructuring charges	1,205	1,536	11,088	4,516
Total operating expenses	86,162	83,208	352,340	345,519
LOSS FROM OPERATIONS	(18,574)	(26,383)	(107,736)	(157,623)
Interest income	(4,845)	(2,677)	(16,902)	(6,075)
Interest expense	1,681	1,817	6,907	7,581
Other expense (income), net	(124)	1	(644)	213
Loss before taxes	(15,286)	(25,524)	(97,097)	(159,342)
Income tax benefit	(960)	(2,837)	(9,129)	(15,092)
NET LOSS	$(14,326)	$(22,687)	$(87,968)	$(144,250)

NET LOSS PER SHARE
Basic	$(0.11)	$(0.18)	$(0.70)	$(1.16)
Diluted	$(0.11)	$(0.18)	$(0.70)	$(1.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	125,929	124,714	125,502	124,217
Diluted	125,929	124,714	125,502	124,217
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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(87,968)	$(144,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	37,450	35,372
Amortization of intangibles	35,133	34,058
Non-cash stock-based compensation	24,633	24,672
Non-cash operating lease expense	9,235	9,775
Amortization of convertible debt discount and debt issue costs	2,876	2,839
Loss on disposal of assets	292	2,858
Gain on sale of assets held for sale	—	(2,048)
Impairment of long-lived assets	1,703	718
Other adjustments	186	1,714
Changes in assets and liabilities, net:	(25,493)	(31,701)
Net cash used in operating activities	$(1,953)	$(65,993)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(6,756)	(97,605)
Proceeds from sales and maturities of marketable securities	112,215	116,915
Purchases of property and equipment	(28,752)	(30,891)
Proceeds from assets held for sale	—	12,098
Net cash provided by investing activities	$76,707	$517
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(70)	(758)
Issuance of common stock, net	4,624	12,587
Net cash provided by financing activities	$4,554	$11,829
Net change in cash and cash equivalents	$79,308	$(53,647)

Cash and cash equivalents, beginning of year	263,180	316,827
Cash, cash equivalents and restricted cash, end of year	$342,488	$263,180

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income and expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) CEO transition costs, (vii) restructuring costs, and (viii) other significant or non-operating expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before amortization expense of acquired intangible assets.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) CEO transition costs, (v) restructuring costs, and (vi) other significant or non-operating expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss (GAAP)	$(14,326)	$(22,687)	$(87,968)	$(144,250)
Adjustments to net loss:
Interest income	(4,845)	(2,677)	(16,902)	(6,075)
Interest expense	1,681	1,817	6,907	7,581
Income tax benefit	(960)	(2,837)	(9,129)	(15,092)
Depreciation	9,578	9,478	37,450	35,372
Amortization of intangibles	8,783	8,588	35,133	34,058
EBITDA (non-GAAP)	(89)	(8,318)	(34,509)	(88,406)
Further adjustments to EBITDA:
Acquisition and integration related expenses	—	—	—	2,479
CEO transition costs	—	—	500	4,518
Non-cash stock-based compensation expense	6,990	4,662	24,633	24,672
Restructuring charges	1,205	1,536	11,088	4,516
Other significant expenses (income), net(4)	1,242	952	1,774	4,211
Adjusted EBITDA (non-GAAP)	$9,348	$(1,168)	$3,486	$(48,010)
_________________
(4) For the three months ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, a gain on the sale of a building and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Clinical Services:
Total revenue (GAAP)	$130,058	$108,166	20.2%	$495,636	$418,754	18.4%

Cost of revenue (GAAP)	$74,027	$64,180	15.3%	$287,059	$261,742	9.7%
Adjustments to cost of revenue(5)	(4,489)	(4,264)		(17,280)	(17,054)
Adjusted cost of revenue (non-GAAP)	$69,538	$59,916	16.1%	$269,779	$244,688	10.3%

Gross profit (GAAP)	$56,031	$43,986	27.4%	$208,577	$157,012	32.8%
Adjusted gross profit (non-GAAP)	$60,520	$48,250	25.4%	$225,857	$174,066	29.8%

Gross profit margin (GAAP)	43.1%	40.7%		42.1%	37.5%
Adjusted gross profit margin (non-GAAP)	46.5%	44.6%		45.6%	41.6%

Advanced Diagnostics:
Total revenue (GAAP)	$25,494	$30,539	(16.5)%	$96,007	$90,974	5.5%

Cost of revenue (GAAP)	$13,937	$17,700	(21.3)%	$59,980	$60,090	(0.2)%
Adjustments to cost of revenue(6)	(590)	(590)		(2,358)	(2,358)
Adjusted cost of revenue (non-GAAP)	$13,347	$17,110	(22.0)%	$57,622	$57,732	(0.2)%

Gross profit (GAAP)	$11,557	$12,839	(10.0)%	$36,027	$30,884	16.7%
Adjusted gross profit (non-GAAP)	$12,147	$13,429	(9.5)%	$38,385	$33,242	15.5%

Gross profit margin (GAAP)	45.3%	42.0%		37.5%	33.9%
Adjusted gross profit margin (non-GAAP)	47.6%	44.0%		40.0%	36.5%

Consolidated:
Total revenue (GAAP)	$155,552	$138,705	12.1%	$591,643	$509,728	16.1%

Cost of revenue (GAAP)	$87,964	$81,880	7.4%	$347,039	$321,832	7.8%
Adjustments to cost of revenue(5)(6)	(5,079)	(4,854)		(19,638)	(19,412)
Adjusted cost of revenue (non-GAAP)	$82,885	$77,026	7.6%	$327,401	$302,420	8.3%

Gross profit (GAAP)	$67,588	$56,825	18.9%	$244,604	$187,896	30.2%
Adjusted gross profit (non-GAAP)	$72,667	$61,679	17.8%	$264,242	$207,308	27.5%

Gross profit margin (GAAP)	43.5%	41.0%		41.3%	36.9%
Adjusted gross profit margin (non-GAAP)	46.7%	44.5%		44.7%	40.7%
_________________
(5) Clinical Services cost of revenue adjustments for the three months ended December 31, 2023 and 2022 include $4.5 million and $4.3 million, respectively, of amortization of acquired intangible assets. Clinical Services cost of revenue adjustments for the years ended December 31, 2023 and 2022 include $17.3 million and $17.1 million, respectively of amortization of acquired intangible assets.
(6) Advanced Diagnostics cost of revenue adjustments for the three months ended December 31, 2023 and 2022 include $0.6 million of amortization of acquired intangible assets. Advanced Diagnostics cost of revenue adjustments for the years ended December 31, 2023 and 2022 include $2.4 million of amortization of acquired intangible assets.

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Reconciliation of GAAP Net Loss to Non- GAAP Adjusted Net Loss and
GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss (GAAP)	$(14,326)	$(22,687)	$(87,968)	$(144,250)
Adjustments to net loss:
Amortization of intangibles	8,783	8,588	35,133	34,058
Acquisition and integration related expenses	—	—	—	2,479
CEO transition costs	—	—	500	4,518
Non-cash stock-based compensation expense	6,990	4,662	24,633	24,672
Restructuring charges	1,205	1,536	11,088	4,516
Other significant expenses (income), net(7)	1,242	952	1,774	4,211
Adjusted net (loss) income (non-GAAP)	$3,894	$(6,949)	$(14,840)	$(69,796)

Net loss per diluted share (GAAP)
Diluted EPS	$(0.11)	$(0.18)	$(0.70)	$(1.16)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.07	0.07	0.28	0.27
Acquisition and integration related expenses	—	—	—	0.02
CEO transition costs	—	—	—	0.04
Non-cash stock-based compensation expense	0.06	0.04	0.20	0.20
Restructuring charges	0.01	0.01	0.09	0.04
Other significant expenses (income), net(7)	0.01	0.01	0.01	0.03
Rounding and impact of diluted shares in adjusted diluted share(8)	(0.01)	(0.01)	—	—
Adjusted diluted EPS (non-GAAP)	$0.03	$(0.06)	$(0.12)	$(0.56)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	125,929	124,714	125,502	124,217
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	125,929	124,714	125,502	124,217
_________________
(7) For the three months ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, a gain on the sale of a building and other non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2024 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) non-cash stock based compensation and (iii) restructuring charges. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2024 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2024
	Low Range	High Range
Net loss (GAAP)	$(72,000)	$(65,000)
Amortization of intangibles	35,000	35,000
Non-cash stock-based compensation	27,000	26,000
Restructuring charges	7,000	6,000
Acquisition and integration related expenses	—	—
Other one-time expenses	3,000	3,000
Adjusted net loss (non-GAAP)	—	5,000
Interest and taxes	(20,000)	(20,000)
Depreciation	41,000	39,000
Adjusted EBITDA (non-GAAP)	$21,000	$24,000

Net loss per diluted share (GAAP)	$(0.57)	$(0.51)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.28	0.28
Non-cash stock-based compensation expenses	0.21	0.20
Restructuring charges	0.06	0.05
Other one-time expenses	0.02	0.02
Rounding and impact of diluted shares in adjusted diluted shares(11)	—	—
Adjusted diluted EPS(12) (non-GAAP)	$—	$0.04

Weighted average assumed shares outstanding in 2024:
Diluted shares (GAAP)	127,000	127,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,000	127,000
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(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical(13) Tests Performed and Revenue
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Clinical(13):
Number of tests performed	294,850	278,089	6.0%	1,165,079	1,088,055	7.1%
Average revenue/test	$441	$389	13.4%	$425	$385	10.4%
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(13) Excludes tests and revenue for Advanced Diagnostics.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912